Exhibit 10.12

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Execution Version

EXCLUSIVE LICENSE AGREEMENT

By and between

Shattuck Labs, Inc.

and

Heat Biologics, Inc.

Effective as of June 3, 2016

i

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EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this “Agreement”), effective this 3rd day of June, 2016 (the “Effective Date”), is between Shattuck Labs, Inc., a Delaware corporation (“Shattuck”), and Heat Biologics, Inc., a Delaware corporation (“Heat”). Shattuck and Heat are each a “Party” and collectively the “Parties.”

WHEREAS, Heat owns certain provisional patent applications and know-how related to the use of fusion proteins to potentially treat cancers and other diseases and conditions;

WHEREAS, Heat would like to exclusively license, consistent with the terms and conditions of this Agreement, to Shattuck, and Shattuck would like to accept such exclusive license so as to allow Shattuck to take over the research and development of the Fusion Protein Research (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency which are hereby acknowledged, Shattuck and Heat hereby agree as follows.

ARTICLE 1

DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, will have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1    “Affiliate” of a Party means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party, as the case may be, but for only so long as such control exists. As used in this Section 1.1, “control” will mean (i) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in such Person or (ii) the power to direct the management of such Person by contract or otherwise.

1.2    “Auditor” will have the meaning set forth in Section 4.8.

1.3     “Background Fusion Protein Know-How” means all know-how owned or Controlled by Heat which is used by Heat in the Research Services or otherwise incorporated into the work product and substances resulting from the Research Services. For clarity, Background Fusion Protein Know-How excludes the Provisional Applications, the Research Services IP, and any IP Rights which are not Controlled by Heat.

1.4    “Bankruptcy Laws” means Title 11 of the United States Code, and any foreign counterparts thereto.

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1.5    “BLA” mean an application for a biologics license in accordance with the requirements of Title 42 of the United States Code (the Public Health Service Act) and the regulations promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.6    “Business Day” means any day other than a Saturday, Sunday, or banking holiday in Austin, Texas or Durham, North Carolina.

1.7    “Calendar Quarter” means the three (3) month period beginning on January 1, April 1, July 1 or October 1, as the context requires.

1.8    “Calendar Year” means a period of twelve consecutive calendar months beginning on and including January 1 and ending on December 31.

1.9    “Change of Control Event” means an event in which an entity acquires all or substantially all of the business, stock, or assets of a Party relating to the subject matter of this Agreement, whether by merger, acquisition or otherwise.

1.10 “Commercially Reasonable Efforts” means that level of efforts and resources, with respect to the applicable Party, at the relevant point in time, that is consistent with the efforts and resources that such Party, in the exercise of its reasonable scientific and business judgment, would normally devote [***], based on conditions then prevailing and taking into account [***] and other relevant factors, including, comparative technical, legal, scientific, and/or medical factors.

1.11 “Competitive Product” means a pharmaceutical product which is under development, or is marketed, for the same indication and is directed to at least one immunotherapy-related target in common with a Product or a Product candidate which is under development by Shattuck. For clarity, products developed under the Heat Existing Programs will not be considered Competitive Products.

1.12 “Confidential Information” means any confidential or proprietary information or data disclosed by or on behalf of a Party under this Agreement, whether provided in written, oral, graphic, visual, electronic or other form, including any non-public information relating to the Provisional Applications, the Research Services, the Research Services IP, other development efforts, new inventions, sources of materials, cost, pricing and other financial information and Patent information.

1.13 “Control” or “Controlled” means, with respect to any IP Rights, the possession (whether by ownership, license or contract, other than pursuant to this Agreement) by a Party or its Affiliates of the right to grant to another Party access, license, sublicense, or other right as provided herein without violating the terms of any agreement or other arrangement, existing before, on, or after the Effective Date, with any Third Party.

1.14 “Covers” or “Covered” means, with respect to a product and a Patent, that, but for a license granted to a Person under a Valid Claim included in such Patent, such Person’s manufacture, use, sale, import, marketing, offer for sale or commercialization of the product would infringe such Valid Claim.

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1.15 “Discloser” means the Party that discloses its own Confidential Information.

1.16 “Disclosure Schedules” means the disclosure schedules attached to this Agreement.

1.17 “FDA” means the United States Food and Drug Administration, including all agencies under its control, and any successor agency thereto.

1.18 “First Commercial Sale” means, with respect to a country, the first commercial sale of a Product to a Third Party for use, consumption or resale in that country after obtaining regulatory approval in that country.

1.19 “Fusion Protein Patent Rights” means all Patents related to Provisional Applications or the Research Services Inventions.

1.20 “Fusion Protein Research” means all ideas and research directly related to the fusion proteins described in the Provisional Applications, and all IP Rights included in, related to, or covering such ideas and research as of the Effective Date.

1.21 “Heat Existing Programs” means Heat’s existing research programs related to the gp96-Ig secreting, cell-based therapy known as “ImPACT” and the secreting, cell-based therapy having a combination of various ligand fusion proteins targeting co-stimulatory receptors (e.g. OX40, ICOS, 4-1BB, and the like) and gp96-Ig known as “ComPACT”.

1.22 “Heat Indemnities” has the meaning ascribed to it in Section 7.2.

1.23 “IND” means an Investigational New Drug application, as defined in 21 Code of Federal Regulations § 312.23, in accordance with the requirements of the United States Food, Drug, and Cosmetic Act of 1938, as amended, and the regulations promulgated thereunder, including all supplements and amendments thereto, filed with the FDA.

1.24 “Indemnitee” has the meaning ascribed to it in Section 7.3.

1.25 “Indemnitor” has the meaning ascribed to it in Section 7.3.

1.26 “Invention” means any and all inventions, discoveries, improvements, processes, know-how and techniques discovered, conceived or reduced to practice in the course of or as a result of activities of the Research Services under this Agreement, whether or not patentable or included in any claim of Patents, together with all IP Rights therein.

1.27 “IP Rights” means all vested, contingent and future intellectual property rights including: (i) all inventions, compounds, compositions, substances, methods, processes, techniques, know-how, technology, data, information, discoveries, and materials including ideas, concepts, formulas, assays, practices, software, devices, procedures, designs, constructs, plans, applications, research, preclinical and clinical data, regulatory information, manufacturing process, scale-up and other technical data, reports, documentation and samples, including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical,

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pre-clinical, clinical, safety, manufacturing and quality control data and information, as well as study designs and protocols; assays and biological methodology and other results of any nature whatsoever, and any Patents, trade secrets, confidential information, proprietary processes, or industrial rights directly or indirectly deriving therefrom; (ii) all trademarks, service marks, copyrights, designs, trade styles, logos, trade dress, and corporate names, including all goodwill associated therewith; and (iii) any work of authorship, regardless of copyrightability, all compilations and all copyrights.

1.28 “Labor Funding” will have the meaning ascribed to it in Section 3.2.

1.29 “Lien” means any pledge, security, interest, encumbrance, prior assignment, option, warrant, right to possession, claim, right or restriction of any kind or nature whatsoever, charge or other lien whether arising by contract, agreement or by operation of law or order of a court.

1.30 “Losses” means losses, liabilities, damages, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation).

1.31 “Milestone Event” will have the meaning ascribed to it in Section 4.3.

1.32 “Milestone Payment” will have the meaning ascribed to it in Section 4.3.

1.33 “Net Sales” means with respect to any Product, the gross amounts invoiced by Shattuck or its Affiliates or its sublicensees to any Third Parties for sales of Products, less the following items, determined in accordance with generally accepted accounting principles:

(a)	[***];

(b)	[***];

(c)	[***]; and

(d)	[***].

For purposes of determining Net Sales, a “sale” will not include [***]. Amounts invoiced by Shattuck or its Affiliates or its sublicensees for the sale of Products [***] will not be included in the computation of Net Sales hereunder.

If a Product either (i) is sold in the form of a combination product containing both a therapeutically active pharmaceutical molecule which is Covered by the Fusion Protein Patent Rights and one or more independently therapeutically active pharmaceutical molecules which are not Covered by the Fusion Protein Patent Rights or (ii) is sold in a form that contains (or is sold bundled with) a delivery device therefor (in either case of (i) or (ii), a “Combination Product”), the Net Sales of such Product for the purpose of calculating royalties owed under this Agreement for sales of such Combination Product, will be determined as follows: first, Shattuck will determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount will be multiplied by the fraction A/(A+B), where A is the invoice price of the Product Covered by the Fusion Protein Patent Rights, if sold separately, and B is the total invoice price of any other active

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pharmaceutical molecule (which is not Covered by the Fusion Protein Patent Rights) or delivery device in the combination if sold separately. If any other active pharmaceutical molecule or delivery device in the combination is not sold separately, Net Sales will be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of the Product Covered by the Fusion Protein Patent Rights if sold separately, and C is the invoice price of the Combination Product. If neither the Product Covered by the Fusion Protein Patent Rights nor any other active pharmaceutical molecule or delivery device in the Combination Product is sold separately, the adjustment to Net Sales will be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of the Product Covered by the Fusion Protein Patent Rights in the Combination Product to the total market value of such Combination Product

1.34 “Patent(s)” means (a) any and all national, regional and international patents, certificates of invention, applications for certificates of invention, priority patent filings and patent applications, including provisional patent applications, and (b) any renewal, divisional, continuation (in whole or in part), or request for continued examination of any of such patents, certificates of invention and patent applications, and any and all patents (including utility models, petty patents and design patents) or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.

1.35 “Person” means any individual, corporation, partnership, limited liability company, trust, governmental entity, or other legal entity of any nature whatsoever.

1.36 “Phase 1 Clinical Trial” means a human clinical trial performed in accordance with the applicable laws that provides for the first introduction of a Product into humans for the purpose of determining human toxicity, metabolism, biomarker, absorption, elimination and other pharmacological action.

1.37 “Phase 2 Clinical Trial” means a human clinical trial performed in accordance with the applicable laws in patients with a particular disease or condition which is designed to establish the safety, appropriate dosage, efficacy, and tolerability of a Product given its intended use and to initially explore its efficacy for such disease or condition.

1.38 “Product” means a finished pharmaceutical product which is Covered by a Valid Claim falling within the Fusion Protein Patent Rights.

1.39 “Prosecute” and “Prosecution” means the preparation, filing, prosecution and maintenance of a Patent. As used herein, the responsibilities for the preparation, filing, prosecution and maintenance of a Patent include the responsibility for any interferences, reexaminations, inter partes review, post grant review, reissues, oppositions, revocation actions, declaratory judgment actions, enforcement actions and the like, and gaining patent term restorations, supplemental protection certificates or their equivalents, and patent term extensions related thereto.

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1.40 “Provisional Applications” means U.S. Provisional Patent Application Nos. 62/235,727 and 62/263,313, including all non-provisional applications claiming priority therefrom, divisions, continuations, continuations-in-part, supplemental protection certifications, extensions, renewals, reissues, reexaminations, post-grant proceedings thereof, and any foreign counterparts and equivalents of such provisional applications.

1.41 “Publication” means any publication (written or oral) of any non-public scientific, technical information or other Confidential Information (including any and all Inventions) related to the activities of the Parties under the Research Services and/or this Agreement.

1.42 “Purpose” has the meaning ascribed to in in Section 8.1.

1.43 “Recipient” means the Party receiving Confidential Information from another Party.

1.44 “Representatives” means employees, officers, directors, agents, subcontractors, consultants, Affiliates and/or any other Person acting on a Party’s behalf, individually or collectively, and which will be exposed to Confidential Information.

1.45 “Research Funding” will have the meaning ascribed to it in Section 3.2.

1.46 “Research Services” means the research and development services related to developing the Fusion Protein Research as set forth in Exhibit A to this Agreement, and as may be amended from time to time by Shattuck.

1.47 “Research Services IP” means any and all data collected and results generated by or on behalf of Heat as a result of conducting the Research Services, or otherwise in connection with the use of Shattuck’s Confidential Information.

1.48 “Research Services Inventions” means any and all Inventions made, discovered, conceived or reduced to practice by one or more employees or agents of Heat or its Affiliates, or other Persons acting under its authority, whether solely or jointly with Shattuck or others, in the course of or as a result of conducting the Research Services or otherwise in connection with the Research Services IP or as a result of Heat’s access to Shattuck’s Confidential Information, whether or not patentable. For clarity, Research Services Inventions does not include the Provisional Applications.

1.49 “Research Services Liaison” means Dr. Taylor Schreiber, or a similarly-skilled scientist that replaces Dr. Schreiber should he no longer be employed by Heat.

1.50 “Research Term” will have the meaning ascribed to it in Section 3.1(a).

1.51 “Royalty Term” will have the meaning ascribed to it in Section 4.4(b).

1.52 “Shattuck Indemnitees” will have the meaning ascribed to it in Section 7.1.

1.53 “Sublicense Consideration” will have the meaning ascribed to it in Section 4.2.

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1.54 “Successful Completion” of a clinical trial occurs when all of the pre-defined primary endpoints of such clinical trial are achieved and Shattuck makes the affirmative decision to continue further development of the relevant Product candidate. For clarity, the Parties agree that if a clinical trial is terminated early, it will not be considered to have achieved Successful Completion. By way of example, a clinical trial will be considered successfully completed when Shattuck makes an announcement of such.

1.55 “Successor” means any successor to a Party by way of (i) sale of all or substantially all of the assets of a Party, (ii) stock sale or share exchange, or (iii) merger or similar reorganization transaction. For clarity, if Heat undergoes a Change of Control Event, the surviving entity will be deemed to be Heat’s Successor.

1.56 “Supply Expenses” will have the meaning ascribed to it in Section 3.2.

1.57 “Term” has the meaning ascribed to it in Section 9.1.

1.58 “Third Party” means any Person other than Heat, Shattuck or their respective Affiliates.

1.59 “Third Party Claim” means any claims, actions, suits or proceedings brought by a Third Party.

1.60 “Third Party Licenses” has the meaning ascribed to it in Section 4.4(c).

1.61 “Valid Claim” means (a) an unexpired claim of an issued patent which has not been found to be unpatentable, invalid or unenforceable by a court, national or regional patent office, or other appropriate body that has competent jurisdiction in the subject country, from which decision no appeal is taken or can be taken (except for writ of certiorari); or (b) [***].

ARTICLE 2

LICENSE GRANTS

2.1    Exclusive License to Shattuck. Subject to the terms and conditions of this Agreement, Heat hereby grants and causes its Affiliates to grant to Shattuck and its Affiliates an exclusive (even as to Heat and its Affiliates), worldwide license, with the right to sublicense, under the Provisional Applications to research, develop, manufacture, have manufactured, import, export, use, market, sell, have sold, offer for sale, and otherwise commercialize Products.

2.2    Nonexclusive License to Shattuck. Subject to the terms and conditions of this Agreement, Heat hereby grants and causes its Affiliates to grant to Shattuck and its Affiliates a nonexclusive, worldwide, irrevocable, perpetual license, with the right to sublicense, under the Background Fusion Protein Know-How to research, develop, manufacture, have manufactured, import, export, use, market, sell, have sold, offer for sale, and otherwise commercialize Products.

2.3    Diligence. Shattuck will undertake Commercially Reasonable Efforts to diligently research and develop at least one Product and will file an IND application for at least one Product [***]. Notwithstanding anything to the contrary in this Agreement, the Parties agree that all

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decisions regarding the research, development, and commercialization of Products will be at the sole and exclusive discretion of Shattuck, who will have no obligation to confer with Heat regarding any such activities. For clarity, Shattuck may conduct such research, development, and commercialization activities on its own or in conjunction with Third Parties.

2.4    No Conflicts. Heat and its Affiliates will not, individually or with a Third Party, research, develop, make, have made, import, export, license, market, offer to sell, sell, or otherwise commercialize the Fusion Protein Research except in conjunction with Shattuck in accordance with this Agreement. If Heat undergoes a Change of Control Event and the Successor owns or Controls a Competitive Product, and such Successor either (a) divests such Competitive Product within [***] of the closing of the Change of Control Event or (b) assigns the Provisional Applications to Shattuck, then such Successor will not be bound by this Section 2.4. If Heat or Successor assigns the Provisional Applications to Shattuck under this Section 2.4, Shattuck will have no further obligations to Heat or Successor related to Prosecution activities pursuant to Section 5.2(c)(ii). For clarity, and without limitation, Shattuck’s payment obligations under Article 4 and reporting obligations under Article 10, will not be affected by such assignment.

2.5    Heat’s Option Rights. If, within [***] of the Effective Date, Heat enters into a binding letter of intent, binding term sheet, or executed agreement with a Third Party which results, or would result, in a Change of Control Event (in which case, such Third Party is the potential Successor in the case of a binding letter of intent or binding term sheet, or the Successor in the case of an executed agreement), Heat or its potential Successor or Successor will have the option to enter into good faith negotiations with Shattuck to (a) terminate the Parties’ rights and obligations under this Agreement and (b) purchase or license any Research Services IP. To exercise the option, Heat or its potential Successor or Successor will provide written notice of its desire to exercise its option rights to Shattuck within such [***] time period, along with proof of such binding letter of intent, binding term sheet, or executed agreement. Upon receiving such written notice, Shattuck and Heat or the potential Successor or Successor will enter into good faith, exclusive negotiations to enter into such transaction, provided that if the Parties (including the potential Successor or Successor) have not executed such transaction within [***] of Shattuck’s receipt of Heat’s option notice, the Parties and the potential Successor or Successor will have no further obligation to negotiate with each other regarding the Provisional Applications and the Research Services IP.

ARTICLE 3

RESEARCH SERVICES

3.1    The Research Services.

(a)    Heat will carry out the Research Services as set forth in Exhibit A during the six-month period following the Effective Date (the “Research Term”). The Research Services will be carried out by the Research Services Liaison and at least two senior research scientists employed by Heat. Heat will conduct all Research Services and will not engage Third Parties to conduct any Research Services without the prior written consent of Shattuck or unless otherwise provided in Exhibit A. The Research Services Liaison will provide to Shattuck written reports, as may be reasonably requested by Shattuck, detailing the data and results of the Research Services, along with

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any and all conclusions drawn from such data and result. In addition to such written reports, the Research Services Liaison will provide such additional oral reports as may be reasonably requested by Shattuck. The Parties understand and agree that Exhibit A provides the general outline and goals of research to be conducted by Heat, and further agree that Heat may reasonably modify such Research Services from time to time as needed so long as such modified services do not significantly expand the scope of the Research Services. Any significant amendments to or extensions of the Research Services or the Research Term may only be made upon the mutual written agreement of the Parties. If, following the Research Term, Shattuck requests that Heat perform additional research services in addition to the services described in Exhibit A, the Parties will work together in good faith to determine a mutually acceptable timeline and budget, provided that, for clarity, Heat may elect to decline to perform such additional services.

(b)    Early Termination of Research Services. If Heat undergoes a Change of Control Event, either Party may elect to terminate the Research Services upon [***] notice to the other Party.

3.2    Research Funding. As compensation for providing the labor required to conduct the Research Services, Shattuck will make payments to Heat at a rate of [***] per month during the Research Term. Subject to Shattuck’s termination right under Section 3.1(b), Shattuck will make a total of [***] such payments, totaling [***] of funding (the “Labor Funding”). In addition, Shattuck will reimburse Heat at cost for all reagents and other supplies needed to conduct the Research Services, subject to Shattuck’s prior written approval (the “Supply Expenses”, which together with the Labor Funding is the “Research Funding”). However, Shattuck will be responsible for pre-paying any Supply Expenses that exceed [***] unless Heat elects to waive this obligation and seek reimburse instead. Shattuck may, at its discretion, elect to pay vendors directly for certain reagents or other supplies used in connection with the Research Services. Heat represents and warrants that it has the ability to, and will, conduct all Research Services set forth in Exhibit A within the Research Term and for the Research Funding amounts set forth in this Section 3.2. In no event will Shattuck be obligated to pay any additional amounts for Research Funding beyond the funding amounts set forth in this Section 3.2. If the Research Services are terminated pursuant to Section 3.1(b), (i) Heat will immediately cease all Research Services and will cease incurring Supply Expenses, and (ii) Shattuck’s obligation to make Research Funding payments will cease upon termination, provided that Shattuck will reimburse Heat for its reasonable Supply Expenses actually incurred prior to termination.

3.3    Research Funding Payments.

(a)    Within [***] following the end of each month in the Research Term, Heat will submit an invoice to Shattuck detailing (i) the Labor Funding payment due for such month, and (ii) the amounts incurred by Heat in Supply Expenses during such month. Within [***] of receiving each such invoice, Shattuck will pay to Heat the monthly Labor Funding payment and reimburse Heat for all pre-approved, uncontested, and properly documented Supply Expenses set forth in such invoice. Heat may send invoices to Shattuck electronically to an email address designated in writing by Shattuck, and all such invoices sent via electronic mail, will be considered received upon transmission provided that Heat maintains evidence of such transmission.

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(b)    Heat will keep records, including receipts and invoices, of the Supply Expenses it incurs in conducting the Research Services and, upon Shattuck’s reasonable request, Heat will provide to Shattuck detailed reports of such Supply Expenses.

(c)    For the avoidance of doubt, any in-licensing or use of Third Party IP Rights by or on behalf of Heat for the purposes of performing its obligations under the Research Services will require the prior written approval of Shattuck.

ARTICLE 4

PAYMENTS

4.1    Initial Payment. In consideration for the rights granted to Shattuck hereunder, Shattuck will pay to Heat an upfront payment of Fifty Thousand U.S. Dollars ($50,000.00 USD) within [***] of the Effective Date.

4.2    Sublicense Income. If Shattuck receives any upfront fees or other non-royalty or other payments which are not tied to milestone events as consideration for rights granted under a sublicense of the Fusion Protein Patent Rights (the “Sublicense Consideration”), Shattuck will pay to Heat a percentage of such Sublicense Consideration as follows:

(a)    [***] of Sublicense Consideration received by Shattuck under a sublicense agreement to develop and commercialize products which are Covered by a Valid Claim of the Fusion Protein Patent Rights and which is executed by Shattuck within [***] of the Effective Date;

(b)    [***] of Sublicense Consideration received by Shattuck under a sublicense agreement to develop and commercialize products which are Covered by a Valid Claim of the Fusion Protein Patent Rights, and which is executed by Shattuck [***] of the Effective Date and [***] of the Effective Date; and

(c)    [***] of Sublicense Consideration received by Shattuck under a sublicense agreement to develop and commercialize products which are Covered by a Valid Claim of the Fusion Protein Patent Rights, and which is executed by Shattuck [***] of the Effective Date.

For clarity, Shattuck will not be obligated to pay to Heat any percentage of amounts received from sublicensees of the Fusion Protein Patent Rights which are royalties or profit share payments received from such sublicensees, or any amounts received as payment in connection with the achievement of milestone events. Heat will receive royalty payments pursuant to Section 4.4 and Milestone Payments pursuant to Section 4.3.

4.3    On the first achievement of each of the following events identified in the table below (each a “Milestone Event”), Shattuck will make the following one-time payment (each a “Milestone Payment”) to Heat in the amount set opposite each such Milestone Event in the table below. Shattuck will notify Heat in writing within [***] after the achievement of

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each Milestone Event, and will pay the applicable Milestone Payment to Heat along with such notice. For clarity, each Milestone Payment is payable only once, regardless of the number of Products developed or commercialized, number of approved indications for the Products, or any other event.

Milestone Event	Milestone Payment (USD)
Successful Completion of the first Phase 1 Clinical Trial for a Product	[***]

Successful Completion of the first Phase 2 Clinical Trial for a Product	[***]

Complete Filing of first BLA for a Product	[***]

First Commercial Sale of a Product	[***]

First achievement in a Calendar Year of [***] in aggregate worldwide Net Sales of all Products	[***]

First achievement in a Calendar Year of [***] in aggregate worldwide Net Sales of all Products	[***]

4.4    Royalty Payments.

(a)    Subject to the terms and conditions of this Agreement, Shattuck will make royalty payments to Heat based on Net Sales of all Products worldwide in a Calendar Year by Shattuck, its Affiliates, and sublicensees, at a royalty rate of [***], subject to Sections 4.4(b) and (c).

(b)    Royalties will be payable by Shattuck on a Product-by-Product and country-by-country basis, and the period of time during which royalties are payable on a Product will commence on the First Commercial Sale of such Product and will continue until the last-to-expire Valid Claim under the Fusion Protein Patent Rights that Covers such Product in such country. Such period of time during which Shattuck is required to pay Heat a royalty, pursuant to this Section 4.4(b), on the sales of such Product in each country is referred to the “Royalty Term” for such Product in such country.

(c)    In the event that Shattuck or a sublicensee determines that it is reasonably necessary to obtain one or more licenses under any Patent(s) from Third Parties in order to research, develop, manufacture, have manufactured, import, export, use, market, sell, have sold, offer for sale or otherwise commercialize a Product (hereinafter “Third Party Licenses”), then [***] of any royalty consideration paid by Shattuck or a sublicensee

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under such Third Party Licenses will be deducted from royalties otherwise payable by Shattuck to Heat for such Product under this Section 4.4; provided, however that in no event will the effective royalty rate for a given Product be less than [***].

4.5    Taxes. All payments of any amounts pursuant to this Agreement must comply with applicable tax withholding obligations. Shattuck has the right to withhold any amounts required to be withheld by any applicable laws from amounts payable to Heat. Shattuck will promptly provide Heat with all relevant information and documentation with respect to the amounts withheld. For clarity, in no event will Shattuck be responsible for the payment of taxes levied on the income of Heat pursuant to this Section 4.5.

4.6    Payments. Shattuck will pay Heat royalties due under Section 4.4 within [***] following the end of each Calendar Quarter commencing with the initial Calendar Quarter following the First Commercial Sale of a Product. All payments to Heat under this Agreement will be made by bank wire transfer in immediately available funds to an account in the name of Heat designated in writing by Heat. Payments hereunder will be considered to be made as of the day on which they are received by Heat’s designated bank. All amounts specified to be payable under this Agreement are in United States Dollars and will be paid in United States Dollars.

4.7    Reports. With each royalty payment pursuant to Section 4.6, Shattuck will furnish to Heat a reasonably detailed report showing the following information: (i) the gross invoiced amount for each Product during the reporting period sold by Shattuck or its Affiliates, or sublicensees to the first unrelated Third Party; (ii) the deductions taken in calculating Net Sales for each Product during such reporting period, and the Net Sales for each such Product; (iii) the exchange rates used, if any, in determining the amount due or performing any necessary currency conversion; (iv) the royalties payable with respect to such Net Sales; and (v) any withholding taxes required by applicable laws to be paid from such royalties.

4.8    Records; Audits. Shattuck will keep, and require its Affiliates, sublicensees to keep, complete, true and accurate books of accounts and records for the purpose of determining the amounts payable to Heat pursuant to this Agreement. Such books and records will be kept for such period of time required by applicable laws, but no less than at least [***] following the end of the Calendar Quarter to which they pertain. Such records will be subject to inspection in accordance with this Section 4.8. Upon at least [***] written notice to Shattuck, Shattuck will permit an independent, reputable, certified public accountant mutually agreeable to the Parties (the “Auditor”), at reasonable times and upon reasonable notice to audit or inspect the books or records the Auditor deems reasonably necessary or appropriate for the purpose of verifying the calculation and reporting of Net Sales under this Agreement. Such Auditor will sign a nondisclosure agreement reasonably acceptable to Shattuck in form and substance, and will not disclose to Heat, its Affiliates or any Third Party any information that is Shattuck’s or its Affiliate’s or sublicensee’s confidential customer information regarding pricing or other competitively sensitive proprietary information. Any and all records examined by such Auditor will be deemed Shattuck’s Confidential Information. The Auditor will disclose to Heat only the amount and accuracy of calculations and payments reported and actually paid or otherwise

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payable under this Agreement. The Auditor will send a copy of the report to Shattuck at the same time it is sent to Heat. Such inspections may be made no more than [***] and during normal business hours.

ARTICLE 5

INTELLECTUAL PROPERTY

5.1    Ownership of Background IP. Each Party will have and retain all right, title and interest in and to, their respective ownership rights in the IP Rights owned or Controlled by such Party. Nothing in this Agreement will be construed to grant to either Party or its Affiliates any rights or license to any IP Rights of another Party or its Affiliates other than the rights and licenses expressly set forth in this Agreement.

5.2    Research Services IP and Research Services Inventions.

(a)    Ownership and License Grants.

(i)    Shattuck will have and retain all right, title and interest in the Research Services IP and Research Services Inventions. All Research Services IP and Research Services Inventions will be deemed the Confidential Information of Shattuck.

(ii)    Heat (on behalf of itself and its Affiliates) hereby assigns, and agrees to assign, to Shattuck all right, title, and interest in and to the Research Services IP and Research Services Inventions.

(iii)    Shattuck grants to Heat a non-exclusive, non-sublicensable license to Heat under the Research Services IP and Research Services Inventions for the limited purpose of conducting the Research Services. In the event that any Research Services IP and Research Services Invention is useful for Heat Existing Programs, Shattuck grants to Heat a full paidup non-exclusive license to Heat under the Research Services IP and Research Services Inventions for the limited purpose of developing the Heat Existing Programs, provided that the license granted under this Section 5.2(a)(iii) will automatically terminate if there is a material breach of this Agreement by Heat.

(b)    Determination of Inventorship. Inventorship will be determined in accordance with the applicable laws of the U.S., including U.S. patent law, as of the Effective Date, irrespective of where such Invention occurs.

(c)    Patent Prosecution and Maintenance

(i)    Fusion Protein Patent Rights. Shattuck will have, at its sole cost and expense, the sole and exclusive right to control the Fusion Protein Patient Rights during the Term.

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(iv)    Shattuck will keep Heat informed in a timely manner of progress with regard to the Prosecution of Fusion Protein Patent Rights. Shattuck will consider in good faith and not unreasonably reject the comments, requests and suggestions of Heat with respect to strategies for filing and prosecuting Fusion Protein Patent Rights (including suggestions regarding national stage country selection).

(iii)    Shattuck will timely file one or more non-provisional international (PCT) Patent applications claiming priority to the Provisional Applications.

(iv)    Heat will make its employees (including inventors employed by Heat), and other Persons involved in performing the Research Services), reasonably available to Shattuck (or to its authorized attorneys, agents or representatives), along with all such related or useful documentation (including lab notebooks and data), to the extent reasonably necessary to enable Shattuck to undertake the Prosecution of all Fusion Protein Patent Rights, and will also make available to Shattuck such copies of material correspondence as may be reasonably requested by Shattuck which are in Heat’s possession, respecting the Fusion Protein Patent Rights and the Inventions described therein.

(v)    Shattuck will notify Heat in writing within [***] of any final deadline if it does not desire to continue prosecution or maintain Fusion Protein Patent Rights in a particular jurisdiction and/or for a particular Invention. If Shattuck notifies Heat as such, then Heat will have the right to assume responsibility for the Prosecution of such Invention within the Fusion Protein Patent Rights. Shattuck will not allow any of the Fusion Protein Patent Rights to go abandoned without providing prior notice to Heat.

(vi)    Nothing contained in this Agreement will be deemed to be a representation or warranty by Shattuck that it can or will be able to obtain Patents based on the activities conducted under the Research Services.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1    Reciprocal Representations. Each Party hereby represents and warrants to the other Parties that:

(a)    it has the full power and authority to enter into this Agreement and to perform its obligations hereunder, and all corporate approvals required have been obtained;

(b)    entering this Agreement will not constitute a breach of any agreement, contract, understanding and/or obligation, including such Party’s documents of incorporation which it is currently bound by; and

(c)    it is a corporation duly organized, validly existing under the laws of the jurisdiction of its organization and it has all necessary corporate power and authority to carry on its business as currently conducted or proposed to be conducted.

6.2    Reciprocal Covenants. Each Party hereby represents and warrants to the other Parties that:

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(a)    as long as this Agreement is in effect and without derogating from the rights to terminate the Agreement pursuant to Article 9 below, such Party will not undertake any obligations which conflict with its obligations under this Agreement; and

(b)    in carrying out its obligations and responsibilities pursuant to this Agreement it will obtain or procure all necessary approvals and consents and will comply with all applicable laws and regulations, licenses, permits, approvals and procedures.

6.3    Heat IP Representations and Covenants. Heat hereby represents, warrants, and covenants that, except as disclosed in the Disclosure Schedules:

(a)    it owns or Controls all of its interest in the Provisional Applications and Background Fusion Protein Know-How existing as of the Effective Date;

(b)    all of its interest in and to the Provisional Applications and Background Fusion Protein Know-How are and will remain during the Term of this Agreement free and clear of Liens, other than as set forth under this Agreement;

(c)    to the best of its knowledge the performance of its activities and obligations under this Agreement do not rely upon, incorporate or otherwise infringe any Third Party IP Rights; however, Heat has not conducted any searches of Third Party IP Rights to date;

(d)    all of its employees, agents, consultants and other relevant Persons with whom Heat has contracted, or will contract (subject to Shattuck’s prior written consent), to perform any activities on Heat’s behalf in connection with the Research Services, have assigned, or will assign, to Heat all of their right, title and interest in any Inventions arising from the performance of such activities;

(e)    it has the right and authority to grant the licenses set forth in Sections 2.1 and 2.2;

(f)    it has no knowledge of any legal suit or proceeding by any Third Party contesting the ownership or validity of the Provisional Applications and Background Fusion Protein Know-How, or alleging that such Provisional Applications and Background Fusion Protein Know-How rights are infringing, or would infringe if granted, any Third Party IP Rights;

(g)    it has the necessary experience and expertise to manage and/or perform all of its obligations under Research Services Plan;

(h)    it has not transferred and will not during the Term transfer any material embodiment of the Provisional Applications and Background Fusion Protein Know-How, to a Third Party without Shattuck’s prior written approval; and

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(i)    during the Term, Heat will not knowingly encumber or diminish the rights granted, or the rights that may be granted to Shattuck pursuant to this Agreement.

6.4    Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OR ANY OTHER AGREEMENT CONTEMPLATED HEREUNDER, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THE REPRESENTATIONS AND WARRANTIES AND DISCLAIMERS DESCRIBED IN THIS ARTICLE 6 ARE EXCLUSIVE AND SUPERSEDE ANY OTHER WARRANTY LIMITATIONS AND DISCLAIMERS GIVEN BY EITHER PARTY WITH RESPECT TO THE SUBJECT MATTER CONTAINED HEREIN, WHETHER WRITTEN OR ORAL. EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE OR USE, NON-INFRINGEMENT, VALIDITY AND ENFORCEABILITY OF PATENTS, OR THE PROSPECTS OR LIKELIHOOD OF DEVELOPMENT OR COMMERCIAL SUCCESS OF ANY PRODUCT.

6.5 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 8 (CONFIDENTIALITY), GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, NO PARTY OR ANY OF ITS AFFILIATES WILL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, AGGRAVATED, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING LOST PROFITS, BUSINESS OR GOODWILL) IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES ARE FORESEEABLE, AND WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

ARTICLE 7

INDEMNIFICATION AND INSURANCE

7.1    Indemnification of Shattuck. Heat will indemnify and hold harmless Shattuck [***] (the “Shattuck Indemnitees”) from and against any and all Losses from any Third Party Claims incurred by any Shattuck Indemnitee, arising from, or occurring as a result of (a) [***] or (b) [***]. The foregoing indemnification obligation will not apply to the extent such Third Party Claim arose out of or resulted from or is attributable to any [***].

7.2    Indemnification of Heat. Shattuck will indemnify and hold harmless Heat [***] (the “Heat Indemnitees”) from and against any and all Losses from any Third Party Claims incurred by any Heat Indemnitee, arising from, or occurring as a result of (a) [***] or (b) [***]. The foregoing indemnification obligation will not apply to the extent such Third Party Claim arose out of or resulted from or is attributable to any [***].

7.3    Procedure. If a Shattuck Indemnitee or a Heat Indemnitee (each an “Indemnitee”) intends to claim indemnification under this Article 7, it will promptly inform the indemnifying Party (the “Indemnitor”) in writing of any Third Party Claim, in respect of which the Indemnitee intends to claim such indemnification. The Indemnitee will provide the

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Indemnitor with reasonable assistance, at the Indemnitor’s expense, in connection with the defense of the Third Party Claim for which indemnity is being sought. The Indemnitee may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnitor will have the right to assume and conduct the defense of the Third Party Claim with counsel of its choice. The Indemnitor will not settle any Third Party Claim without the prior written consent of the Indemnitee, not to be unreasonably withheld or delayed, unless the settlement involves only the payment of money. So long as the Indemnitor is actively defending the Third Party Claim in good faith, the Indemnitee will not settle any such Third Party Claim without the prior written consent of the Indemnitor. If the Indemnitor does not assume and conduct the defense of the Third Party Claim as provided above, (a) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnitor in connection therewith), and (b) the Indemnitor will remain responsible to indemnify the Indemnitee as provided in this Article 7. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim will only relieve the Indemnitor of its indemnification obligations under this Article 7 if and to the extent the Indemnitor is actually prejudiced thereby.

7.4    Insurance. Each Party will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, including but not limited to its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices for biotechnology companies of similar size and with similar resources in the pharmaceutical industry for the activities to be conducted by it under this Agreement.

ARTICLE 8

CONFIDENTIALITY

8.1    Confidential Information. Other than as expressly set forth herein, Shattuck and Heat each undertakes to treat and to maintain and to ensure that their Representatives will treat and maintain, in strict confidence and secrecy, the Confidential Information, will keep in confidence the existence and contents of this Agreement, and will not disclose, publish, or disseminate in any manner, any Confidential Information to a Third Party other than to those of its Representatives with a need to know the same for the purpose of performing its activities and obligations under this Agreement (the “Purpose”). Shattuck and Heat each agree to be responsible for any use or disclosure of the other Party’s Confidential Information to any of its Representatives.

8.2    Non-Disclosure Obligations. Shattuck and Heat each will:

(a)    safeguard and keep secret all of the other Party’s Confidential Information, and will not directly or indirectly disclose to any Third Party such Confidential Information without written permission of the Discloser and

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(b)    in performing its duties and obligations hereunder, use at least the same degree of care as it does with respect to its own confidential information of like importance but, in any event, at least reasonable care.

8.3    Exclusions. The undertakings and obligations under Sections 8.1 and 8.2 will not apply to any part of the other Party’s Confidential Information which:

(a)    was known to the Recipient prior to disclosure by the Discloser, as evidenced by contemporaneous written records;

(b)    was generally available to the public prior to disclosure to the Recipient;

(c)    is disclosed to Recipient by a Third Party who is not bound by any confidentiality obligation, having a legal right to make such disclosure;

(d)    has become, through no act or failure to act on the part of the Recipient, public information or generally available to the public;

(e)    was independently developed by the Recipient without reference to or reliance upon such Confidential Information;

(f)    is required to be disclosed by the Recipient by law, by court order, or governmental regulation (including securities laws and/or exchange regulations), provided that the Recipient gives the Discloser reasonable notice prior to any such disclosure and reasonably cooperates (at the Discloser’s expense) with the Discloser to assist the Discloser in obtaining a protective order or other suitable protection from disclosure (if available) with respect to such Confidential Information. Notwithstanding the foregoing, in the event that any Party is required to disclose Confidential Information pursuant to obligations as a publicly-traded company, then, prior to such disclosure, the text of such disclosure will be provided to the Discloser hereto for its comment and review. The Parties will use good faith efforts to determine mutually agreeable disclosure; however, the Party with obligations as a publicly-traded company will have the final authority to make decisions on its disclosure obligations as a publicly-traded company.

8.4    Irreparable Harm. The Parties acknowledge that each Party’s respective Confidential Information is of special and unique significance to each of them and that any unauthorized disclosure or use of the Confidential Information could cause irreparable harm and significant injury to the Discloser, which may be difficult to ascertain. Accordingly, any breach of this Agreement may entitle the aggrieved Party, in addition to any other right or remedy that it may have available to it by law or in equity, to remedies of injunction, performance and other relief, including recourse in a court of law.

8.5    Notice. Each Party agrees to inform the other Party of any breach or threatened breach of the provisions hereof by its Representatives.

8.6    Name. Neither Party will use the name of the other Party or its Affiliates in any publicity, press release, advertising or news without the prior written consent such other Party or its Affiliates, as applicable. However, if either Party has disclosure obligations as a publicly-traded company, the other Party’s name may be used as is necessary to comply with such disclosure obligations.

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8.7    Publications. Heat will not publish Publications without the prior review and written approval of Shattuck. Heat will submit all proposed Publications to Shattuck for review by Shattuck at least [***] prior to (i) submission of an original manuscript for publication, (ii) abstract submission for poster or podium presentation, (iii) an oral or poster presentation, or (iv) any other Publication (including any press release), and Heat will not publish and such proposed Publication without Shattuck’s prior written consent. Heat will consider Shattuck’s comments and suggestions in good faith and, in any event, Heat will not publish any Publication that discloses Shattuck’s Confidential Information or would have a negative effect on Shattuck’s IP Rights. The Parties recognize that Heat has certain disclosure obligations as a publicly-traded company that cannot be abrogated by this Agreement. If a disclosure by Heat is required, the Parties will work together in good faith to determine a mutually agreeable disclosure; however, Heat will have the final authority to make decisions on its disclosure obligations as a publicly-traded company and this Agreement will not be interpreted as preventing Heat from making any disclosure that its counsel deems to be necessary to comply with applicable rules and regulations.

8.8    Survival. The provisions relating to confidentiality in this Article 8 will remain in effect during the Term and for a period of [***] after the expiration or termination of the Term.

ARTICLE 9

TERM AND TERMINATION

9.1    Term. The term of this Agreement will begin on the Effective Date and continue until the later of (1) twenty (20) years following the Effective Date and (2) expiration of the last to expire Royalty Term, unless earlier terminated in accordance with this Article 9 or extended by the Parties by written agreement (the “Term”), and will continue in full force and effect during the Term.

9.2    Termination for Cause. Shattuck and Heat will each have the right to terminate this Agreement before the end of the Term upon written notice (i) by Shattuck if Heat is in material breach of this Agreement, (ii) by Heat if Shattuck is in material breach of this Agreement, and, in each case, such breaching Party has not cured such breach within ninety (90) days after notice is received by such breaching Party regarding such breach. Any such termination will become effective at the end of such ninety-day period unless the breaching Party has cured any such breach prior to the end of such period.

9.3    Termination for Insolvency. Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such Party or of substantially all of its assets; or if such Party proposes a written agreement of composition or extension of substantially all of its debts; or if such Party will be served with an involuntary petition against

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it, filed in any insolvency proceeding, and such petition will not be dismissed within [***] after the filing thereof; or if such Party will propose or be a party to any dissolution or liquidation; or if such Party will make an assignment of substantially all of its assets for the benefit of creditors; or if such Party becomes unable to pay its material debts as they become due.

9.4    Consequences of Termination

(a)    Accrued Obligations. The expiration or termination of this Agreement, for any reason, will not release Heat or Shattuck from any liability which, at the time of such expiration or termination, has already accrued to such Party or which is attributable to a period prior to the effective date of such expiration or termination, nor will any expiration or termination of this Agreement preclude Heat or Shattuck from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement.

(b)    Rights Upon Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Bankruptcy Laws, licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided in such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its Successors and assigns (including, a Title 11 trustee) will perform all of the obligations provided in this Agreement to be performed by such Party. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided in the Bankruptcy Laws and one of the other Parties elects to retain its rights hereunder as provided in the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its Successors and assigns (including, a Title 11 trustee), will provide to such other Party copies of all information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this Agreement promptly upon such other Party’s written request therefor. All rights, powers and remedies of the non-bankrupt Parties as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws. It is the intention and understanding of the Parties to this Agreement that the rights granted to the Parties under this Section 9.4(b) are essential to the Parties’ respective businesses and the Parties acknowledge that damages are not an adequate remedy.

(c)    Shattuck’s Rights Upon Termination. In the event that Shattuck terminates this Agreement under Section 9.2 based on Heat’s material breach, Heat will assign, and does hereby assign to Shattuck or its designee, all right, title, and interest in its interest in the Provisional Applications.

(d)    Survival. Expiration or termination of this Agreement will not relieve the Parties of any rights or obligations accruing prior to such expiration or termination. In addition, upon expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement will terminate, except those described in the following Sections and Articles: 4.8, 5.2(a)(i) and (ii), 6.4, 6.5, 7, 8, 9.4, and 11.

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ARTICLE 10

DILIGENCE REPORTS

10.1 Shattuck agrees to provide annual reports to Heat commencing the first (1st) anniversary of the Effective Date, in which Shattuck will inform Heat of its progress in researching and developing at least one Product, as required under Section 2.3. Such reports will be due annually, on the anniversary of the Effective Date during the term of this Agreement. In the event that Heat undergoes a Change of Control Event and the Successor owns or Controls a Competitive Product, as provided in Section 2.4, Shattuck will have no further obligation to provide annual reports under this Article 10.

MISCELLANEOUS

11.1 Governing Law. This Agreement is governed by, and will be construed in accordance with, the laws of New York without regard to its conflict of law rules. The Parties agree that by executing this Agreement, they have each consented to the exclusive jurisdiction of the federal and state courts of New York, New York.

11.2 Waiver of Breach. No delay or waiver by any Party of any condition or term in any one or more instances will be construed as a further or continuing waiver of such condition or term or of another condition or term.

11.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to perform all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.4 Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Each Party will remain liable hereunder for the actions of its Affiliates under this Agreement.

11.5 Modification. No amendment or modification of any provision of this Agreement will be effective unless in a prior writing signed by all Parties hereto. No provision of this Agreement will be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all Parties hereto.

11.6 Severability. In the event any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith and enter into a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties. All other provisions of this Agreement will remain in full force and effect in such jurisdiction. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

11.7 Entire Agreement. This Agreement (including the Exhibit attached hereto and any letter delivering information referenced herein) constitutes the entire agreement between the

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Parties relating to the subject matter hereof and supersedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect of the subject matter hereof. Each of the Parties acknowledges and agrees that in entering into this Agreement, and the documents referred to herein, it does not rely on, and will have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any Person (whether party to this Agreement or not) other than as expressly set forth in this Agreement. Nothing in this clause will operate to limit or exclude any liability for fraud.

11.8 No Third Party Beneficiaries. No Person other than the Parties and their respective permitted Successors and assigns hereunder will be deemed an intended beneficiary hereunder, nor have any right to enforce any obligation of any Party to this Agreement.

11.9 Notices. Any notice or communication required or permitted under this Agreement will be in writing in the English language, delivered personally, sent by internationally-recognized courier, or sent by registered or certified mail, postage prepaid to the following addresses of the Parties (or such other address for a Party as may be at any time thereafter specified by like notice):

To Heat: [***]	To Shattuck: [***]

with a copy to: [***]	with a copy to: [***]

Any such notice will be deemed to have been given (a) when delivered if personally delivered; (b) on the [***] Business Day after dispatch if sent by internationally-recognized overnight courier; and/or (c) on the [***] Business Day following the date of mailing if sent by mail or other internationally-recognized courier.

11.10 Assignment. Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party, provided, however, that each Party may assign its rights and obligations under this Agreement to an Affiliate or Successor without first obtaining the written consent of the other Party; provided that any such Affiliate or Successor must agree in writing to assume all rights and obligations of the assigning Party under this Agreement. Any assignment not in accordance with this Section 11.10 will be null and void. Except as otherwise expressly provided herein, the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective Successors and permitted assigns.

11.11 No Partnership or Joint Venture. Nothing in this Agreement or any action which may be taken pursuant to its terms is intended, or will be deemed, to establish a joint venture or partnership between Shattuck and Heat. Neither Party to this Agreement will have

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any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, any other Party, or to bind any other Party to any contract, agreement or undertaking with any Third Party.

11.12 Interpretation. The captions to the several Articles and Sections of this Agreement are not a part of this Agreement but are included for convenience of reference and will not affect its meaning or interpretation. In this Agreement (a) the word “including” will be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular will include the plural and vice versa; (c) masculine, feminine and neuter pronouns and expressions will be interchangeable.

11.13 Counterparts. This Agreement may be executed in any number of counterparts each of which will be deemed an original, and all of which together will constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Heat Biologics, Inc.	Shattuck Labs, Inc.

By: /s/ Jeffrey Wolf	By: /s/ Josiah Hornblower
Name: Jeffrey Wolf	Name: Josiah Hornblower
Title: CEO	Title: President

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November 25, 2016

Jeffrey Wolf

Chief Executive Officer

Heat Biologics, Inc.

801 Capitola Dr. Bay 12

Durham, NC 27713

Re: Extension of Research Term Through December 31, 2016

Dear Jeff:

Reference is made to the Exclusive License Agreement effective June 3, 2016 between Shattuck Labs, Inc. and Heat Biologics, Inc. (the “Agreement”). Capitalized words used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

Shattuck and Heat agree that the Research Term shall be extended through December 31, 2016, and the Labor Funding shall be increased to reflect the extended term by a pro-rated amount of the [***] rate set forth in Section 3.2 of the Agreement.

This side letter (the “Side Letter) shall be subject to the terms and conditions of the Agreement, provided that, to the extent that the terms set forth in this Side Letter conflict with the terms of the Agreement, the terms of this Side Letter shall govern and control.

AGREED TO BY:	SHATTUCK LABS, INC.

By:	/s/ Josiah Hornblower
Josiah Hornblower
President & Chief Executive Officer

HEAT BIOLOGICS, INC

By:	/s/ Jeffrey Wolf
Jeffrey Wolf
Chief Executive Officer

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AMENDMENT NO. 1

TO LICENSE AGREEMENT

This Agreement and Amendment No. 1 to License Agreement (this “First Agreement and Amendment”) is made as of December 19, 2016 (“First Amendment Effective Date”) by and between Shattuck Labs, Inc. (“Shattuck”) and Heat Biologics, Inc. (“Heat”). Each of Shattuck and Heat may be referred to herein as a “Party” and together as the “Parties”.

WHEREAS, the Parties entered into the Exclusive License Agreement, effective as of June 3, 2016 (the “License Agreement”) and

WHEREAS, the Parties desire to amend the License Agreement in writing the definition of “Provisional Applications,” as set forth in Section 1.40, as agreed upon herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Parties agree as follows (Capitalized terms used herein, but not otherwise defined, shall have the meanings given them in the License Agreement):

1.	Amendment to Section 1.40. Section 1.40 is hereby deleted and replaced in its entirety as follows:

“Provisional Applications” means U.S. Provisional Patent Application Nos. 62/235,727, 62/263,313, and 62/372,574 and including all non-provisional applications claiming priority therefrom, divisions, continuations, continuations-in-part, supplemental protection certifications, extensions, renewals, reissues, reexaminations, post-grant proceedings thereof, and any foreign counterparts and equivalents of such provisional applications.

2.	Entire Agreement. Except as expressly amended hereby, all other terms and conditions of the License Agreement shall remain in full force and effect.

3.

Counterparts. This First Agreement and Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this First Agreement and Amendment as of the First Amendment Effective Date.

SHATTUCK LABS, INC.

By: /s/ Josiah Hornblower
Name: Josiah Hornblower
Title: CEO

HEAT BIOLOGICS, INC.

By: /s/ Jeffrey Wolf
Name: Jeffrey Wolf
Title: CEO

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AMENDMENT NO. 2 TO THE EXCLUSIVE LICENSE AGREEMENT

This Amendment No. 2 (the “Amendment”) effective as of December 31, 2016 (the “Amendment Effective Date”) to the Exclusive License Agreement effective as of June 3, 2016, as amended by the Side Letter dated November 25, 2016 and Amendment No. 1 effective as of December 19, 2016 (collectively, the “Agreement”) is made by and between Shattuck Labs, Inc. (“Shattuck”) and Heat Biologics, Inc. (“Heat”). Each of Shattuck and Heat may be referred to herein as a “Party” and together as the “Parties”.

WHEREAS, the Parties entered the Exclusive License Agreement effective as of June 3, 2016;

WHEREAS, the Parties extended the term of the Exclusive License Agreement through December 31, 2016 in the Side Letter dated November 25, 2016;

WHEREAS, the Parties amended the definition of “Provisional Applications” of the Exclusive License Agreement in Amendment No. 1 effective as of December 19, 2016; and

WHEREAS, the Parties desire to amend the Agreement to amend the definition of “Research Services Liaison”, extend the “Research Term”, and amend the definition of “Labor Funding”;

NOW THEREFORE, in consideration of the above provisions and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.

Intent. Except as expressly provided in this Amendment, the Agreement will remain unchanged and in full force and effect in accordance with its original terms. Capitalized terms not defined in this Amendment shall have the meaning set forth in the Agreement.

2.	Section 1.49. Section 1.49 is hereby deleted and replaced by the following:

“Research Services Liaison” means George Fromm, Ph.D., or a similarly-skilled scientist who replaces Dr. Fromm should he no longer be employed by Heat.

3.	Section 3.1(a). The first sentence of Section 3.1(a) is hereby deleted and replaced by the following:

Heat will carry out the Research Services as set forth in Exhibit A from the Effective Date through January 31, 2017 (the “Research Term”).

4.	Section 3.2. The first two sentences of Section 3.2 are hereby deleted and replaced by the following:

As compensation for providing the labor required to conduct the Research Services, Shattuck will make payments to Heat at a rate of (a) [***] during the first six months of the Research Term, (b) [***] for the period of December 4, 2016 to December 31, 2016, and (c) [***] for the period of January 1, 2017 to January 31, 2017 (collectively, the “Labor Funding”).

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IN WITNESS WHEREOF, the Parties hereto, intending legally to be bound hereby, have each caused this Amendment to be executed by their duly authorized representatives effective as of the Amendment Effective Date.

SHATTUCK LABS, INC.

By: /s/ Josiah Hornblower
Josiah Hornblower
President & Chief Executive Officer

HEAT BIOLOGICS, INC.

By : /s/ Jeffrey Wolf
Jeffrey Wolf
Chief Executive Officer

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AMENDMENT NO. 3 TO THE EXCLUSIVE LICENSE AGREEMENT

This Amendment No. 3 (the “Amendment No. 3”) effective as of March 8, 2017 (the “Amendment Effective Date”) to the Exclusive License Agreement effective as of June 3, 2016, as amended by the Side Letter dated November 25, 2016, Amendment No. 1 effective as of December 19, 2016, and Amendment No. 2 effective as of December 31, 2016 (collectively, the “Agreement”) is made by and between Shattuck Labs, Inc. (“Shattuck”) and Heat Biologics, Inc. (“Heat”). Each of Shattuck and Heat may be referred to herein as a “Party” and together as the “Parties”.

WHEREAS, the Parties entered into the Exclusive License Agreement effective as of June 3, 2016;

WHEREAS, the Parties extended the Research Term of the Exclusive License Agreement through December 31, 2016 in the Side Letter dated November 25, 2016;

WHEREAS, the Parties amended the definition of Provisional Applications of the Exclusive License Agreement in Amendment No. 1 effective as of December 19, 2016;

WHEREAS, the Parties amended the definition of Research Services Liaison, extended the Research Term, and amended the definition of Labor Funding in Amendment No. 2 effective as of December 31, 2016; and

WHEREAS, the Parties desire to amend the Agreement to document the termination of the Research Services and confirm Shattuck’s ownership of certain Inventions developed pursuant to the Research Services;

NOW THEREFORE, in consideration of the above provisions and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.

Intent. Except as expressly provided in this Amendment, the Agreement will remain unchanged and in full force and effect in accordance with its original terms. Capitalized terms not defined in this Amendment shall have the meaning set forth in the Agreement.

2.

Termination of Research Services. The Parties hereby agree and confirm the Research Services were completed by Heat as of January 31, 2017. Heat is no longer performing any Research Services on behalf of Shattuck, and Heat will not perform any additional research services for Shattuck unless agreed to by the Parties in writing. For clarity, the Parties agree that Shattuck does not owe any Research Funding payments to Heat under Sections 3.2 or 3.3 of the Agreement.

3.

Shattuck’s Ownership of Research Services IP and Research Services Inventions. The Parties agree and confirm that Shattuck is the sole owner of, and Heat hereby assigns to Shattuck, the Research Services Inventions and Research Services IP. Heat will execute confirmatory assignments of Research Services Inventions concurrently with this Amendment No. 3. The Research Services Inventions and Research Services IP include the following:

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a.	Research Services Inventions (including all US and foreign filings which claim priority to the below listed applications)

Title	Country	Patent Appn. No.	Patent No.
CHIMERIC PROTEINS COMPRISING TYPE I AND TYPE II EXTRACELLULAR DOMAINS AND USES THEREOF	US	62/464,002	N/A
CSF1R-BASED CHIMERIC PROTEINS	US	62/463,997	N/A
VSIG8-BASED CHIMERIC PROTEINS	US	62/463,999	N/A

b.

Research Services IP. All data generated by Heat (by itself or in conjunction with third parties) at Shattuck’s request, including without limitation, all data generated in connection with the Research Services Inventions (including ELISA, Western blot, affinity, flow cytometry, functional data or mouse data), and all data related to manufacturing generated from DNA 2.0 or by Lake Pharma or KBI Biopharma.

For the avoidance of doubt, the Parties acknowledge that neither the Research Services IP nor Research Services Inventions directly relate to any Heat Existing Programs, as defined in Section 1.21 of the Agreement.

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IN WITNESS WHEREOF, the Parties hereto, intending legally to be bound hereby, have each caused this Amendment No. 3 to be executed by their duly authorized representatives effective as of the Amendment Effective Date.

SHATTUCK LABS, INC.

By: /s/ Josiah Hornblower
Josiah Hornblower
President & Chief Executive Officer

HEAT BIOLOGICS, INC.

By: /s/ Jeffrey Wolf
Jeffrey Wolf
Chief Executive Officer

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